UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

FORM HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORM HOLDINGS CORP.
780 Third Avenue, 12th Floor
New York, New York 10017

September 25, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 annual meeting of stockholders of FORM Holdings Corp. to be held at 11:00 a.m., Eastern Time, on Wednesday, November 8, 2017, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017.

Details regarding the meeting, the business to be conducted at the meeting, and information about FORM Holdings Corp. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, we will ask the holders of our common stock and our Series D Convertible Preferred Stock, which we refer to throughout this proxy statement as “Series D Preferred Stock,” to:

(i)	Elect Andrew D. Perlman, John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein and Richard K. Abbe to our Board of Directors;
(ii)	Ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
(iii)	Approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement, and
(iv)	Approve an adjournment of our annual meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in clauses (ii) and (iii).

The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Also at the annual meeting, the holders of our Series D Preferred Stock may re-elect Andrew R. Heyer to the Board of Directors. The Board of Directors makes no recommendation with respect to this proposal.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of FORM Holdings Corp. We look forward to seeing you at the annual meeting.

Sincerely,

Andrew D. Perlman
Chief Executive Officer

FORM Holdings Corp.
780 Third Avenue, 12th Floor
New York, New York 10017

September 25, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME:  11.00 a.m., local time

DATE:  November 8, 2017

PLACE:  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, the Chrysler Center, 666 Third Avenue, New York, NY 10017

PURPOSES:

1.	To elect Andrew D. Perlman, John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein and Richard K. Abbe to our Board of Directors, each to serve a one-year term expiring in 2018 or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal;
2.	To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	To approve an adjournment of our annual meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in clauses (2) and (3); and
5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

Also at the annual meeting, the holders of our Series D Preferred Stock may re-elect Andrew R. Heyer to the Board of Directors. The Board of Directors makes no recommendation with respect to this proposal.

WHO MAY VOTE:

You may vote if you were the record owner of our common stock or our Series D Preferred Stock at the close of business on September 12, 2017. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 780 Third Avenue, 12th Floor, New York, New York 10017.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

Andrew D. Perlman
Chief Executive Officer

i

FORM Holdings Corp.

780 Third Avenue, 12th Floor
New York, New York 10017

PROXY STATEMENT FOR FORM HOLDINGS CORP.
2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2017

This proxy statement, along with the accompanying notice of the 2017 annual meeting of stockholders, contains information about the 2017 annual meeting of stockholders of FORM Holdings Corp., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m., Eastern Time, on Wednesday, November 8, 2017, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017.

In this proxy statement, we refer to FORM Holdings Corp. as “FORM,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about September 25, 2017, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2016 annual report, which includes our financial statements for the fiscal year ended December 31, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 8, 2017

This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, as amended, which includes our financial statements for the fiscal year ended December 31, 2016, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.formholdings.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: FORM Holdings Corp., 780 Third Avenue, 12th Floor, New York, New York 10017, Attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors (the “Board”) of FORM Holdings Corp. is soliciting your proxy to vote at the 2017 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017 on Wednesday, November 8, 2017, at 11:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 because you owned shares of our common stock or our Series D Preferred Stock on the record date. We intend to commence distribution of the proxy materials to stockholders on or about September 25, 2017.

Who Can Vote?

Only stockholders who owned our common stock or Series D Preferred Stock at the close of business on September 12, 2017 are entitled to vote at the annual meeting. On this record date, there were 26,540,689 shares of our common stock outstanding and entitled to vote and 420,541 shares of our Series D Preferred Stock outstanding and entitled to vote, on an as-converted basis, such that holders of our Series D Preferred Stock are entitled to an aggregate of 3,364,328 votes. Our common stock and our Series D Preferred Stock are our only classes of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. Each share of our Series D Preferred Stock that you own entitles you to the number of votes equal to the number of shares of common stock into which your shares of Series D Preferred Stock could have been converted on the record date. This number is obtained by dividing the stated value of your Series D Preferred Stock ($48.00) by the conversion price in effect on the record date ($6.00).

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.
•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.
•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 7, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of Andrew D. Perlman, John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein and Richard K. Abbe for director;
•	“FOR” the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;
•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and
•	“FOR” adjournment of our annual meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in bullet points (ii) and (iii).
•	For holders of Series D Preferred Stock, “NO RECOMMENDATION” on whether to vote in favor of or withhold your vote on the re-election of Andrew R. Heyer.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock or Series D Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 and the Preferred Stockholder Proposal of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors (Proposal 1 and the Preferred Stockholder Proposal), or on matters related to executive compensation (Proposal 3), no votes will be cast on these proposals on your behalf. We believe that Proposal 2 (ratification of selection of independent registered public accounting firm) is considered a routine matter and, thus, we do not expect to receive any broker non-votes on this proposal.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares of common stock and Series D Preferred Stock voting on an as-converted basis present and entitled to vote on the matter either in person or by proxy at the annual meeting is required to approve to ratify the selection of our independent registered public accounting firm. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of CohnReznick LLP as our independent registered public accounting firm for 2017, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the shares of common stock and Series D Preferred Stock voting on an as-converted basis present and entitled to vote on the matter either in person or by proxy at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Approve an Adjournment of the Annual Meeting, if Necessary, to Solicit Additional Proxies if there are not Sufficient Votes in Favor of Proposals 2 and 3.	Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the shares of common stock and Series D Preferred Stock present and entitled to vote either in person or by proxy at the annual meeting. A “broker non-vote” or a failure to submit a proxy or vote at the annual meeting will have no effect on the outcome of the vote for this Proposal No. 4. For purposes of the vote on this Proposal No. 4, an abstention will have the same effect as a vote “AGAINST” such proposal.
Preferred Stockholder Proposal: Election of Director by Series D Preferred Stockholders	The nominee for director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock Transfer & Trust Company, LLC, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $13,000 in the aggregate.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock and Series D Preferred Stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 11:00 a.m., Eastern Time, on Wednesday, November 8, 2017 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017. When you arrive at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact FORM’s Corporate Secretary at FORM Holdings Corp., 780 Third Avenue, 12th Floor, New York, New York 10017.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your shares are registered in your own name, please contact American Stock Transfer & Trust Company, LLC. and inform them of your request by calling them at 718-921-8200.
•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.proxyvote.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series D Preferred Stock as of September 20, 2017 for (a) each of our executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock and Series D Preferred Stock that may be acquired by an individual or group within 60 days of September 20, 2017 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock and/or Series D Preferred Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on (i) 26,540,689 shares of common stock and (ii) 420,541 shares of Series D Preferred Stock convertible into 3,364,328 shares of common stock outstanding on September 20, 2017.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Underlying Series D Preferred Beneficially Owned	Percent of Shares of Common Stock Underlying Series D Preferred Beneficially Owned
Five percent or more beneficial owners:
Mistral Spa Holdings, LLC(2) 650 Fifth Avenue, Floor 31 New York, NY 10019	3,926,806	14.0%	2,414,992	8.3%
AWM Investment Company, Inc.(3) 527 Madison Avenue, Suite 2600 New York, NY 10022	2,953,745	11.1%	—	—
Directors and named executive officers:
Andrew D. Perlman(4)	963,093	3.5%	—	—
Anastasia Nyrkovskaya(5)	299,100	1.1%	—	—
Cliff Weinstein(6)	604,418	2.2%	—	—
Edward Jankowski(7)	62,500	*	—	—
Jason Charkow(8)	146,250	*	—	—
John Engelman(9)	190,658	*	—	—
Donald E. Stout(10)	244,632	*	—	—
Salvatore Giardina(11)	123,750	*	—	—
Bruce T. Bernstein(12)	793,207	2.9%	393,416	1.5%
Richard K. Abbe(13)	704,542	2.6%	—	—
Andrew R. Heyer(2)(14)	4,098,056	14.5%	2,414,992	8.3%
All current directors and officers as a group (11 individuals)(15):	8,230,206	26.4%	2,808,408	9.6%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of the individuals is c/o FORM Holdings Corp., 780 Third Avenue, 12th Floor, New York, NY 10017.
(2)	The number of shares of common stock beneficially owned includes 2,338,690 shares of common stock and warrants to purchase 1,588,116 shares of common stock at the exercise price of $3.00 per share. The number of shares of common stock underlying Series D Preferred beneficially includes 301,874 shares of Series D Preferred stock convertible into 2,414,992 shares of common stock.

Mistral Spa Holdings, LLC (“MSH”), a Delaware limited liability company, is an investment entity indirectly controlled by Mr. Heyer through Mistral Equity Partners, LP (“MEP”), Mistral Equity Partners QP, LP (“MEP QP”) and MEP Co-Invest, LLC (“MEP Co-Invest”). Mistral Equity GP, LLC (“MEP GP” and, together with MEP, MEP QP, and MEP Co-Invest, the “Mistral Fund Entities”) is the general partner of MEP and MEP QP. By reason of the provisions of Rule 16a-1 of the Exchange Act, the Mistral Fund Entities may be deemed to be beneficial owners of certain of the securities that are deemed to be beneficially owned by MSH, and Mr. Heyer may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MSH and/or the Mistral Fund Entities. Mr. Heyer may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by MSH, and MEP GP may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities reported as beneficially owned by MEP and MEP QP. Mr. Heyer’s business address is c/o Mistral Capital Management, LLC, 650 Fifth Avenue, 31st Floor, New York, NY 10019.
(3)	AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P. (“CAYMAN”), Special Situations Fund III QP, L.P. (“SSFQP”) and Special Situations Private Equity Fund, L.P. (“SSPE” and together with CAYMAN and SSFQP, the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 517,000 shares of common stock held by CAYMAN, 1,551,000 shares of common stock held by SSFQP and 886,545 shares of common stock held by SSPE. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the controlling principals of AWM. The reporting person disclaims beneficial ownership of the shares, except to the extent of its pecuniary interest therein.
(4)	Includes options to purchase 697,816 shares of our common stock exercisable within 60 days of September 20, 2017.
(5)	Includes options to purchase 297,500 shares of our common stock exercisable within 60 days of September 20, 2017.
(6)	Includes options to purchase 532,750 shares of our common stock exercisable within 60 days of September 20, 2017. Mr. Weinstein ceased to be an executive officer of FORM as of May 15, 2017.
(7)	Includes options to purchase 62,500 shares of our common stock exercisable within 60 days of September 20, 2017.
(8)	Includes options to purchase 146,250 shares of our common stock exercisable within 60 days of September 20, 2017.
(9)	Includes options to purchase 168,250 shares of our common stock exercisable within 60 days of September 20, 2017.
(10)	Includes options to purchase 152,500 shares of our common stock exercisable within 60 days of September 20, 2017.
(11)	Includes options to purchase 123,750 shares of our common stock exercisable within 60 days of September 20, 2017.
(12)	The number of shares of common stock beneficially owned includes 410,745 shares of common stock, options to purchase 123,750 shares of our common stock exercisable within 60 days of September 20, 2017 and warrants to purchase 258,712 shares of common stock at the exercise price of $3.00 per share. The number of shares of common stock underlying Series D Preferred beneficially includes 49,177 shares of Series D Preferred stock convertible into 393,416 shares of common stock. The warrants and shares of Series D Preferred stock are held by Rockmore Investment Master Fund Ltd. (“Rockmore”), an investment entity controlled by Mr. Bernstein.
(13)	Includes options to purchase 106,250 shares of our common stock exercisable within 60 days of September 20, 2017 and warrants to purchase 311,750 shares of common stock at the exercise price of $3.00 per share.
Warrants to purchase 225,750 shares of common stock are held by Iroquois Master Fund Ltd. (the “Fund”) and warrants to purchase 86,000 shares are held by Iroquois Capital Investment Group (“ICIG”). Mr. Abbe is president of Iroquois Capital Management L.L.C, and managing member of ICIG who has the authority and responsibility for the investments made on behalf of the Fund and ICIG, and, as such, may be deemed to be the beneficial owner of all shares of common stock held by the Fund and ICIG. Mr. Abbe disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

(14)	The number of shares of common stock beneficially owned includes 115,000 shares of common stock and options to purchase 56,250 shares of our common stock exercisable within 60 days of September 20, 2017 held by Mr. Heyer and 2,338,690 shares of common stock and warrants to purchase 1,588,116 shares of common stock at the exercise price of $3.00 per share held by MSH. The number of shares of common stock underlying Series D Preferred beneficially includes 301,874 shares of Series D Preferred stock convertible into 2,414,992 shares of common stock.
(15)	See footnotes (2) through (14).

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors currently consists of seven (7) members. Prior to each annual meeting of stockholders, the Board of Directors considers the recommendations of the Nominating and Corporate Governance Committee and votes to nominate individuals for election or re-election for a term of one year or until their successors are duly elected and qualify or until their earlier death, resignation, or removal. Election takes place at our annual meeting of stockholders.

Set forth below are the names of our directors and executive officers, their ages (as of the filing date of this proxy statement), their position(s) with us, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of the directors or executive officers. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Andrew D. Perlman	39	Chief Executive Officer and Director
Anastasia Nyrkovskaya	40	Chief Financial Officer
Jason Charkow	41	Senior Vice President of Legal and Business Affairs
Edward Jankowski	65	Senior Vice President and Chief Executive Officer of XpresSpa
John Engelman*	61	Director
Donald E. Stout*(1)(2)(3)	71	Director
Salvatore Giardina*(2)	55	Director
Bruce T. Bernstein*(1)(2)(3)	53	Director
Richard K. Abbe*	47	Director
Andrew R. Heyer*	60	Director

*	Independent director under the rules of The NASDAQ Stock Market.
(1)	Current member of Compensation Committee.
(2)	Current member of Audit Committee.
(3)	Current member of Nominating and Corporate Governance Committee.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by The NASDAQ Stock Market: John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein, Richard K. Abbe and Andrew R. Heyer.

Andrew D. Perlman has served as our Chief Executive Officer since March 2012, as our President from April 2010 to July 2012 and as a member of our Board of Directors since September 2009. From February 2009 to March 2010, Mr. Perlman served as Vice President of Global Digital Business Development at EMI Music Group (“EMI”), where he was responsible for leading distribution deals with digital partners for EMI’s music and video content. From May 2007 to February 2009, Mr. Perlman was the General Manager of our operations in the United States and also served as our Senior Vice President Content & Community, in which he led its content and social community partnerships. From June 2005 to May 2007, Mr. Perlman was Senior Vice President of Digital Media at Classic Media, Inc. (“Classic Media”), a global media company with a portfolio of kids, family and pop-culture entertainment brands. In his position with Classic Media, Mr. Perlman led the company’s partnerships across video gaming, online and mobile distribution. From June 2001 to May 2005, Mr. Perlman served as General Manager for the Rights Group, LLC and its predecessors, a mobile content, marketing and mobile fan club company, where he oversaw mobile marketing campaigns for major international brands and certain major performing artists. Mr. Perlman currently serves on the Board of Directors of Neurotrope, Inc. Mr. Perlman holds a Bachelor of Arts (“B.A.”) in Business Administration from the School of Business and Public Management at The George Washington University.

We believe Mr. Perlman’s prior experience in licensing and deal structuring qualifies him to serve on our Board of Directors. His additional experience and insights gained over the past years with us are a significant contribution to the company and the Board of Directors.

John Engelman has been our director since December 2010. Mr. Engelman also serves as an independent director of Hemisphere Media Group, Inc., a publically traded Hispanic media company that owns and operates television stations and cable networks in the United States, Puerto Rico and Latin America. Mr. Engelman was a co-founder of Classic Media, Inc. (“Classic Media”), a global media company specializing in family and children’s entertainment where he served as co-chief executive officer until 2012. During that time, he launched television and consumer products driven brands based on iconic entertainment properties such as Lassie, Casper the Friendly Ghost, Frosty the Snowman and Bullwinkle and Rocky. Mr. Engelman developed monetization strategies and oversaw the roll up of intellectual property assets from diverse rights holders. In August 2012, Classic Media was acquired by DreamWorks Animation SKG where Mr. Engelman currently co-heads the DreamWorks Classics division. In August 2016, DreamWorks was subsequently acquired by NBCUniversal, a division of Comcast Corporation. From 2007 to 2009, Mr. Engelman was co-chief executive officer of Boomerang Media, Inc. (“Boomerang Media”), an acquisition company controlled by GTCR Golder Rauner. From 1997 to 2001, he was an operating partner with Pegasus Capital Advisors and a managing director of Brener International Group, LLC. From 1991 to 1996, Mr. Engelman was President of Broadway Video, Inc., a producer of live television and motion pictures. He began his career as a partner at the Los Angeles law firm of Irell & Manella. Mr. Engelman has a J.D. from Harvard Law School and a B.A. in Government from Harvard College.

We believe Mr. Engelman’s experience in the media and entertainment industries qualifies him to serve on our Board of Directors. His experience gained both as an executive at Classic Media and Boomerang Media are contributions to us and the Board of Directors.

Donald E. Stout has been our director since July 19, 2012 and was a director of Innovate/Protect from November 7, 2011 through the consummation of the merger with us. In a career spanning over forty years, Mr. Stout has been involved in virtually all facets of intellectual property law. Mr. Stout is a partner at a law firm Fitch, Even, Tabin & Flannery LLP since 2015 and he had been a senior partner at the law firm of Antonelli, Terry, Stout & Kraus, LLP from 1982 to 2015. As an attorney in private practice, Mr. Stout has focused on litigation, licensing and representation of clients before the United States Patent and Trademark Office (“USPTO”) in diverse technological areas. From 1971 to 1972, Mr. Stout worked as a law clerk for two members of the USPTO Board of Appeals and, from 1968 to 1972. Mr. Stout was an assistant examiner at the USPTO, where he focused on patent applications covering radio and television technologies. Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies, rendered opinions on patent infringement and validity, and has testified as an expert witness regarding obtaining and prosecuting patents. Mr. Stout is also the co-founder of NTP Inc., which licensed Research in Motion (RIM), the maker of the Blackberry handheld devices, for $612.5 million to settle a patent infringement action. Mr. Stout also previously served on the Board of Directors of Tessera Technologies, Inc. (TSRA). Mr. Stout is a member of the bars of the District of Columbia and Virginia, and is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit and the USPTO. Mr. Stout holds a Bachelor’s degree in Electrical Engineering, with distinction, from Pennsylvania State University, and a J.D., with honors, from The George Washington University.

We believe Mr. Stout’s experience in intellectual property law qualifies him to serve on our Board of Directors.

Salvatore Giardina joined our Board of Directors on May 23, 2016. Mr. Giardina has served as Chief Financial Officer of Pragma Securities LLC and its holding company, Pragma Weeden Holdings LLC, since 2009. From 2006 through 2008, Mr. Giardina served as S.V.P. and Chief Financial Officer of G-Trade Services LLC and ConvergEx Global Markets LLC. From 2002 through 2006, Mr. Giardina served as Vice President and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., the publicly-traded holding company of Ladenburg Thalmann & Co., Inc., where Mr. Giardina served as its Executive Vice President and

Chief Financial Officer from 1998 through 2006 and as its Controller from 1990 through 1998. From 1983 through 1990, Mr. Giardina was an auditor with the national public accounting firm of Laventhol & Horwath. Mr. Giardina served as a director of National Holdings Corporation from 2012 through 2016 and as Chairman of its Audit Committee from 2013 through 2016. Mr. Giardina is a certified public accountant and is Series 24 and Series 27 registered.

We believe Mr. Giardina’s extensive financial expertise and his practical and management experience qualifies him to serve on our Board of Directors and as a member and the chairperson of the audit committee of our Board of Directors.

Bruce T. Bernstein joined our Board of Directors on February 8, 2016. Mr. Bernstein has over thirty years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein has served as President of Rockmore Capital, LLC since 2006, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc., where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. Mr. Bernstein started his career at Kidder Peabody, where he rose to the level of Assistant Treasurer. Mr. Bernstein also serves as a member of the Board of Directors of Neurotrope, Inc. Mr. Bernstein is also a member of the board of Summit Digital Health, a laser based blood glucose monitor distributor, based in New Jersey. Mr. Bernstein holds a B.B.A. from City University of New York (Baruch).

We believe Mr. Bernstein’s extensive experience in the securities industry qualifies him to serve on our Board of Directors.

Richard K. Abbe joined our Board of Directors on March 9, 2016. Mr. Abbe is the Co-founder and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Investment Advisor to Iroquois Capital LP and Iroquois Capital (offshore) Ltd. Mr. Abbe has served as Co-Chief Investment Officer of Iroquois Capital since its inception in 2003. Previously, Mr. Abbe co-founded and served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to that, he was employed by Lehman Brothers and served as Senior Managing Director at Gruntal & Company, LLC, where he also served on the firm’s Board of Directors. Mr. Abbe also previously served as Founding Partner at Hampshire Securities. He currently serves on the investment committee of Hobart and William Smith Colleges endowment Fund.

We believe Mr. Abbe’s extensive experience in the securities industry qualifies him to serve on our Board of Directors.

Andrew R. Heyer joined our Board of Directors on December 23, 2016. Mr. Heyer is the Chief Executive Officer and founder of Mistral Capital Management, LLC, a private equity fund manager. Prior to founding Mistral, he served as a Founding Managing Partner of Trimaran Capital Partners, L.L.C. Mr. Heyer was formerly a Vice Chairman of CIBC World Markets Corp. and co-head of CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and previous to that, he worked at Shearman/American Express. Mr. Heyer serves as a director of Jamba, Inc. and The Hain Celestial Group, both of which are publicly traded companies. He also serves on the boards of Mistral’s portfolio companies. Mr. Heyer also serves as a member of the Executive Committee and Board of Trustees of the University of Pennsylvania and the University of Pennsylvania Health System.

We believe Mr. Heyer’s extensive experience in the securities industry qualifies him to serve on our Board of Directors.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2016 there were 23 meetings of our Board of Directors, and the various committees of the Board of Directors met a total of 11 times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served during fiscal 2016. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged but not required to attend each annual meeting of our stockholders.

Audit Committee.  Our Audit Committee met five times during fiscal 2016. This committee currently has three (3) members, Salvatore Giardina (Chairman), Bruce T. Bernstein and Donald E. Stout. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews our annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and The NASDAQ Stock Market (“NASDAQ”), as such standards apply specifically to members of audit committees. The Board of Directors has determined that both Messrs. Giardina and Bernstein are “audit committee financial experts,” as defined by the SEC in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.formholdings.com/corp_governance.

Compensation Committee.  Our Compensation Committee met two times during fiscal 2016. This committee currently has two (2) members, Bruce T. Bernstein (Chairman) and Donald E. Stout.

Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and our 2006 Stock Option Plan (the “2006 Plan”). The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present, and establishment and reviewing general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. During fiscal year 2016, based on the recommendation of management, the Compensation Committee did not engage third party compensation consultants.

Both members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.formholdings.com/corp_governance.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee met four times during fiscal year 2016 and currently has two (2) members, Bruce T. Bernstein and Donald E. Stout. The Nominating Committee’s role and responsibilities are set forth in the Nominating Committee’s written charter and is authorized to:

•	identify and nominate members of the Board of Directors;
•	oversee the evaluation of the Board of Directors and management;
•	develop and recommend corporate governance guidelines to the Board of Directors;
•	evaluate the performance of the members of the Board of Directors; and
•	make recommendations to the Board of Directors as to the structure, composition and functioning of the Board of Directors and its committees.

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

Both members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by NASDAQ. In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

A copy of the Nominating and Governance Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.formholdings.com/corp_governance.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, Salvatore Giardina, Bruce T. Bernstein and Donald E. Stout served as members of our Compensation Committee. In 2016, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee. There are no family relationships between or among the members of our Board of Directors or executive officers.

Board Leadership Structure and Role in Risk Oversight

Mr. Perlman currently serves as our Chief Executive Officer and leads all meetings of the Board of Directors. If the Board of Directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. We do not currently have a chairman or lead independent director and believe that this current board structure is the appropriate structure.

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The Board of Directors currently implements its risk oversight function as a whole. The committees also provide risk oversight and report any material risks to the Board of Directors.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations at 1-646-277-1263. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions via e-mail at Jeff.Sonnek@icrinc.com. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings,
•	resumes and other forms of job inquiries,
•	surveys, or
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with each of our executive officers.

Name	Age	Position(s) with the Company
Andrew D. Perlman	39	Chief Executive Officer and Director
Anastasia Nyrkovskaya	40	Chief Financial Officer
Jason Charkow	41	Senior Vice President of Legal and Business Affairs
Edward Jankowski	65	Senior Vice President and Chief Executive Officer of XpresSpa

Andrew D. Perlman our Chief Executive Officer and Director (see biography in the section above titled “The Board of Directors”)

Anastasia Nyrkovskaya joined us in May 2013 as our Chief Financial Officer. Ms. Nyrkovskaya oversees all aspects of the finance and accounting functions, including: SEC and internal financial reporting, budgeting and forecasting, mergers and acquisitions and business integrations, tax planning and reporting, human resources, and operational matters. Prior to joining us, from 2006, Ms. Nyrkovskaya served as Vice President and Assistant Global Controller and Vice President, Corporate Finance and Business Development at NBCUniversal Media, LLC (“NBCUniversal Media”). She was responsible for technical accounting areas, policies and internal controls. She also structured merger and acquisition transactions, partnerships, joint ventures and dispositions, as well as debt activities and restructurings. From 1998 to 2006, Ms. Nyrkovskaya served in the Audit and Assurance practice at KPMG LLP. Ms. Nyrkovskaya is a Certified Public Accountant and received an advanced degree in economics and business administration from Moscow State University of Publishing and Printing Arts.

Jason Charkow has served as our Senior Vice President, Legal and Business Affairs, since June 2016 and is responsible for overseeing all of our and our subsidiaries’ legal affairs and supporting our business activities. Mr. Charkow joined us in February 2012 as our Senior Intellectual Property Counsel and, in June 2014, became the Director of Legal and Intellectual Property, assuming responsibility for oversight of our world-wide intellectual property litigation and management of our intellectual property assets. Prior to joining us, Mr. Charkow was an attorney at Winston & Strawn and Jones Day where he focused on intellectual property litigation, prosecution and counseling. Mr. Charkow has litigated complex patent infringement matters involving a range of telecommunications, computer and electronic technologies. Mr. Charkow earned a Juris Doctor from Hofstra University and holds a bachelor’s degree in mechanical engineering from Binghamton University.

Edward Jankowski has served as our Senior Vice President since December 2016 and as XpresSpa’s Chief Executive Officer since June 2016. From 2012 to 2016, Mr. Jankowski was the Vice President and General Manager of Luxury Retail at Luxottica, where he oversaw the Ilori and Optical Shop of Aspen and Persol retail stores. From 2007 to 2012, Mr. Jankowski was Senior Vice President and General Manager for Godiva Chocolatier, responsible for the $400 million North America multi-channel business, consisting of 240 retail stores, plus wholesale, direct, and interactive business. From 2001 to 2007, Mr. Jankowski was the Chief Operating Officer of Safilo Group’s Solstice sunglasses stores, where he opened 120 stores, oversaw store operations, merchandising, finance, planning/distribution, marketing and communications, loss prevention, real estate, visual and store design/development/construction. From 1999 to 2001, Mr. Jankowski was the President of Airport Shops Division of World Duty Free Americas, a division of B.A.A., where he was a member of the Senior Executive Committee, with responsibility for the $120 million Airport Division. From 1993 to 1999, Mr. Jankowski served as the Vice President/Director of Stores for Liz Claiborne, where he was a member of the Retail Executive Committee and led execution of business strategies, sales results and store profit. Mr. Jankowski began his career in 1975 as an Executive Trainee for R.H. Macy’s. Mr. Jankowski currently serves on the Board of Directors of the Accessories Council on the Foundation Board of Directors for LIM College. Mr. Jankowski received his B.Sc. in management and commerce marketing from Rider University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes the compensation awarded to, earned or paid by FORM to its Chief Executive Officer and other named executive officers for the fiscal years ended December 31, 2016 and 2015:

Name and principal position	Year	Salary ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Andrew D. Perlman	2016	431,667	1,235,440	—	1,667,107
	2015	415,000	—	—	415,000
Cliff Weinstein(2)	2016	366,667	1,235,440	—	1,602,107
	2015	325,000	—	—	325,000
Anastasia Nyrkovskaya	2016	333,333	540,505	—	873,838
	2015	317,197	—	—	317,197

(1)	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. For the assumptions made in the valuation of FORM’s equity awards see Notes 2 and 11 to its consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Mr. Weinstein ceased to be an executive officer of FORM as of May 15, 2017.

Narrative Disclosure to Summary Compensation Table

Andrew D. Perlman

On February 13, 2013, we entered into an employment agreement with Mr. Perlman, which had a term of three (3) years. Under the terms of that employment agreement, from January 1, 2015, Mr. Perlman received a base salary of $415,000 and was eligible to participate in any annual bonus or other incentive compensation program that we may have adopted from time to time for our executive officers.

On October 13, 2015, we entered into an amendment to the existing employment agreement with Mr. Perlman, pursuant to which, the employment period under the employment agreement was extended to December 31, 2017, and Mr. Perlman remained eligible to receive an annual performance bonus according to corporate and personal goals as established by the Compensation Committee in its sole discretion.

On January 20, 2017, we entered into a new employment agreement with Mr. Perlman that superseded his prior employment agreement. Under the terms of this new employment agreement, Mr. Perlman’s annual base salary is $450,000, retroactive to January 1, 2017.

The employment agreement is for a term of three (3) years, provided that the employment agreement shall extend in two (2) month increments for up to one (1) year thereafter for each month that the negotiations are not concluded prior to sixth months before the end of the term.

The employment agreement provides that Mr. Perlman will be eligible to participate in any annual bonus and other incentive compensation program that we may adopt from time to time for our executive officers and if Mr. Perlman has earned any bonus or non-equity based incentive compensation which remains unpaid upon termination of employment for any reason, whether by Mr. Perlman or us other than for cause, then Mr. Perlman shall be entitled to receive a pro-rata portion of such incentive compensation at the time it is paid.

In the event the employment agreement is terminated for (i) Good Reason by Mr. Perlman, or (ii) by us without Cause, Mr. Perlman shall be entitled to receive an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and COBRA continuation coverage paid in full by us for up to a maximum of twelve months following the date of termination. “Cause” as used in Mr. Perlman’s employment agreement means: (a) the willful and continued failure of Mr. Perlman to perform substantially his duties and responsibilities for us (other than any such failure resulting from his death or disability) after a written demand by the Board of Directors for substantial performance is delivered to Mr. Perlman by us, which specifically identifies the manner in which the Board of Directors believes that Mr. Perlman has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Mr. Perlman within thirty days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) an intentional breach of his non-compete obligations, (d) an intentional breach of the non-disclosure and non-solicitation agreement; or (e) a unanimous good faith finding by the Board of Directors that Mr. Perlman has engaged in fraud, dishonesty, gross negligence or misconduct which, if curable, has not been cured within thirty days after his receipt of a written notice from the Board of Directors stating with reasonable specificity the basis of such finding. “Good Reason” as used Mr. Perlman’s employment agreement means (a) the assignment, without Mr. Perlman’s consent, to Mr. Perlman of duties that result in a substantial diminution of the duties that he assumed; provided, however, the failure of Mr. Perlman to be reelected to the Board of Directors shall not be deemed to be a diminution of duties; (b) the assignment, without Mr. Perlman’s consent, of a title that is subordinate to the title Chief Executive Officer; (c) a reduction in Mr. Perlman’s base salary; (d) our requirement that Mr. Perlman regularly report to work in a location that is more than fifty miles from our current New York office, without Mr. Perlman’s consent; (e) a change in reporting relationship, provided however, that Good Reason does not include a change in the reporting relationship whereby Mr. Perlman will report to the Board of Directors of an acquiring company after a change of control (as that term is defined in our 2012 Employee, Director and Consultant Equity Incentive Plan); or (f) a material breach by us of Mr. Perlman’s employment agreement.

In addition, unless Mr. Perlman is terminated for cause, all applicable equity awards held by him as of the date of termination of employment that would have vested in the one-year period immediately following such termination will vest during the following year, provided that Mr. Perlman makes himself reasonably available and cooperates with reasonable requests from us involving facts or events relating to us that Mr. Perlman may have knowledge of. In the event the employment agreement is terminated for good reason by Mr. Perlman, or by us without cause, and Mr. Perlman provides us with a release of claims, he shall be entitled to receive a cash severance payment in the amount of one times his then current base salary and one year of COBRA continuation coverage.

Cliff Weinstein

On February 13, 2013, we entered into an employment agreement with Mr. Weinstein. Under the terms of the employment agreement, from January 1, 2015 through the remainder of the term of the employment agreement, Mr. Weinstein received a base salary of $325,000 and was eligible to participate in any annual bonus or other incentive compensation program that we may adopt from time to time for our executive officers.

On October 13, 2015, we entered into an amendment to the existing employment agreement with Mr. Weinstein, pursuant to which, the employment period under the employment agreement was extended to December 31, 2017. In addition, as per the amendment, Mr. Weinstein remained eligible to receive an annual performance bonus according to corporate and personal goals as established by the Compensation Committee in its sole discretion.

On January 20, 2017, we entered into an amendment to the employment agreement with Mr. Weinstein. The amendment provides that so long as Mr. Weinstein is employed on the date of a change of control of FLI Charge, he will be entitled to 5% of the amount equal to the total amount of cash and the fair market value of all non-cash consideration paid or payable to us or our stockholders in connection with the change of control of FLI Charge or in an initial public offering, net of expenses, the acquisition cost to us and any additional capital contributions made prior to the change of control.

On May 15, 2017, we entered into an amendment to the employment agreement with Mr. Weinstein. The amendment provides that effective as of May 15, 2017, Mr. Weinstein’s employment with us will terminate on December 31, 2017, his annual base salary shall be reduced to $42,900 per annum and his incentive payment in the event of a change of control or public offering of FLI Charge shall be increased from 5% to 6%. The parties acknowledged that this amendment does not constitute a Good Reason termination under the employment agreement.

In the event the employment agreement is terminated for (i) Good Reason by Mr. Weinstein, or (ii) by us without Cause, Mr. Weinstein shall be entitled to receive an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and COBRA continuation coverage paid in full by us for up to a maximum of twelve months following the date of termination. “Cause” as used in Mr. Weinstein’s employment agreement means: (a) the willful and continued failure of Mr. Weinstein to perform substantially his duties and responsibilities for us (other than any such failure resulting from his death or disability) after a written demand by the Board of Directors for substantial performance is delivered to Mr. Weinstein by us, which specifically identifies the manner in which the Board of Directors believes that Mr. Weinstein has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Mr. Weinstein within thirty days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) an intentional breach of his non-compete obligations, (d) an intentional breach of the non-disclosure and non-solicitation agreement; or (e) a unanimous good faith finding by the Board of Directors that Mr. Weinstein has engaged in fraud, dishonesty, gross negligence or misconduct which, if curable, has not been cured within thirty days after his receipt of a written notice from the Board of Directors stating with reasonable specificity the basis of such finding. “Good Reason” as used Mr. Weinstein’s employment agreement means (a) the assignment, without Mr. Weinstein’s consent, to Mr. Weinstein of duties that result in a substantial diminution of the duties that he assumed; provided, however, the failure of Mr. Weinstein to be reelected to the Board of Directors shall not be deemed to be a diminution of duties; (b) the assignment, without Mr. Weinstein’s consent, of a title that is subordinate to the title of Executive Vice President; (c) a reduction in Mr. Weinstein’s base salary; (d) our requirement that Mr. Weinstein regularly report to work in a location that is more than fifty miles from our current New York office, without Mr. Weinstein’s consent; (e) a change in reporting relationship, provided however, that Good Reason does not include a change in the reporting relationship whereby Mr. Weinstein will report to the Chief Executive Officer of an acquiring company after a change of control (as that term is defined in our 2012 Employee, Director and Consultant Equity Incentive Plan); or (f) a material breach by us of Mr. Weinstein’s employment agreement.

Anastasia Nyrkovskaya

On December 19, 2014, we entered into an employment agreement with Ms. Nyrkovskaya. Under the terms of her employment agreement, Ms. Nyrkovskaya’s annual base salary was $315,000.

On October 13, 2015, we entered into an amendment to the existing employment agreement with Ms. Nyrkovskaya, pursuant to which, the employment period under the employment agreement was extended to December 31, 2017. In addition, the annual base salary of Ms. Nyrkovskaya was increased from $315,000 to $325,000 and Ms. Nyrkovskaya remained eligible to receive an annual performance bonus according to corporate and personal goals, as shall be established by the Compensation Committee in its sole discretion.

On January 20, 2017, we entered into an employment agreement with Ms. Nyrkovskaya that superseded her prior employment agreement. Under the terms of this new employment agreement, Ms. Nyrkovskaya will be entitled to receive a base salary of $375,000 from January 1, 2017.

The employment agreement is for a term of three (3) years, provided that the employment agreement shall extend in two (2) month increments for up to one (1) year thereafter for each month that the negotiations are not concluded prior to sixth months before the end of the term.

The employment agreement provides that Ms. Nyrkovskaya will be eligible to participate in any annual bonus and other incentive compensation program that we may adopt from time to time for our executive officers and if Ms. Nyrkovskaya has earned any bonus or non-equity based incentive compensation which remains unpaid upon termination of employment for any reason, whether by Ms. Nyrkovskaya or us other than for cause, then Ms. Nyrkovskaya shall be entitled to receive a pro-rata portion of such incentive compensation at the time it is paid.

In the event the employment agreement is terminated for (i) Good Reason by Ms. Nyrkovskaya, or (ii) by us without Cause, Ms. Nyrkovskaya shall be entitled to receive an amount of base salary at the rate of base salary in effect immediately prior to such termination equal to twelve months of base salary, and COBRA continuation coverage paid in full by us for up to a maximum of twelve months following the date of termination. In case the agreement is terminated by Ms. Nyrkovskaya without Good Reason, she shall provide us with a written notice, at least ninety calendar days prior to such termination. “Cause” as used in Ms. Nyrkovskaya’s employment agreement means: (a) the willful and continued failure of Ms. Nyrkovskaya to perform substantially her duties and responsibilities for us (other than any such failure resulting from her death or disability) after a written demand by the chief executive officer for substantial performance is delivered to Ms. Nyrkovskaya by us, which specifically identifies the manner in which the chief executive officer believes that Ms. Nyrkovskaya has not substantially performed her duties and responsibilities, which willful and continued failure is not cured by Ms. Nyrkovskaya within thirty days of her receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) breach of her non-compete obligations, (d) breach of the non-disclosure and non-solicitation agreement; or (e) a good faith finding by the chief executive officer that Ms. Nyrkovskaya has engaged in fraud, intentional dishonesty, or gross negligence. “Good Reason” as used Ms. Nyrkovskaya’s employment agreement means (a) the assignment, without Ms. Nyrkovskaya’s consent, to Ms. Nyrkovskaya of duties that result in a substantial diminution of the duties that she assumed; (b) the assignment, without Ms. Nyrkovskaya’s consent, of a title that is subordinate to the title Chief Financial Officer; (c) a reduction in Ms. Nyrkovskaya’s base salary; (d) our requirement that Ms. Nyrkovskaya regularly report to work in a location that is more than fifty miles from our current New York office, without Ms. Nyrkovskaya’s consent; (e) a material breach by us of the agreement during its term. Ms. Nyrkovskaya’s employment agreement also includes a covenant not to compete with us or solicit any material commercial relationships of ours for a period of one year after Ms. Nyrkovskaya is actually no longer employed by us.

In addition, unless Ms. Nyrkovskaya is terminated for cause, all applicable equity awards held by her as of the date of termination of employment that would have vested in the one-year period immediately following such termination will vest during the following year, provided that Ms. Nyrkovskaya makes herself reasonably available and cooperates with reasonable requests from us involving facts or events relating to us that Ms. Nyrkovskaya may have knowledge of. In the event the employment agreement is terminated for good reason by Ms. Nyrkovskaya, or by us without cause, and Ms. Nyrkovskaya provides us with a release of claims, she shall be entitled to receive a cash severance payment in the amount of one times her then current base salary and one year of COBRA continuation coverage.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information regarding grants of stock options and unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2016, to each of our NEOs.

Name	Options Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price ($)	Option expiration date
Andrew D. Perlman	9,000	—	55.00	January 31, 2017
Andrew D. Perlman	32,816	—	16.50	March 13, 2018
Andrew D. Perlman	127,500	—	37.20	July 26, 2022
Andrew D. Perlman	62,500	—	31.80	February 11, 2023
Andrew D. Perlman(1)	200,000	600,000	1.55	April 4, 2026
Cliff Weinstein(2)	15,250	—	16.50	March 13, 2018
Cliff Weinstein(2)	75,000	—	37.20	July 26, 2022
Cliff Weinstein(2)	42,500	—	31.80	February 11, 2023
Cliff Weinstein(1)(2)	200,000	600,000	1.55	April 4, 2026

Name	Options Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price ($)	Option expiration date
Anastasia Nyrkovskaya	30,000	—	28.50	May 6, 2023
Anastasia Nyrkovskaya	30,000	—	41.00	February 20, 2024
Anastasia Nyrkovskaya(1)	87,500	262,500	1.55	April 4, 2026

*	The market value is determined by multiplying the number of shares by $2.13, the closing price of our common stock on NASDAQ on December 31, 2016, the last day of our fiscal year.
(1)	Vests in twelve equal quarterly increments (8.33% per quarter) over the three years, subject to the participant’s continuous service on the relevant vesting date.
(2)	Mr. Weinstein ceased to be an executive officer of FORM as of May 15, 2017.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-In-Control

The following summarizes the potential payments to each of our named executive officers as of December 31, 2016 upon termination or change-in-control. The discussion assumes that such event occurred on December 30, 2016, the last business day of our fiscal year, at which time the closing price of our common stock as listed on NASDAQ was $2.13 per share. For a further discussion of these provisions see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above.

Andrew D. Perlman

In the event Mr. Perlman’s employment was terminated for (i) Good Reason by Mr. Perlman, or (ii) by us without Cause on December 31, 2016, Mr. Perlman would have received severance in the amount of one year of base salary, and COBRA payments totaling approximately $40,775. In addition, in the event a change-in-control had occurred on December 31, 2016, Mr. Perlman would have received severance in the amount of one year of base salary, or $435,000, and Mr. Perlman would have been entitled to receive 75% acceleration of certain unvested options, which had an intrinsic value of $348,000 as of December 31, 2016.

Cliff Weinstein

In the event Mr. Weinstein’s employment was terminated for (i) Good Reason by Mr. Weinstein, or (ii) by us without Cause on December 31, 2016, Mr. Weinstein would have received severance in the amount of one year of base salary, or $375,000, and COBRA payments totaling approximately $40,775. In addition, upon a change-in-control, Mr. Weinstein would have been entitled to receive 75% acceleration of certain unvested options, which had an intrinsic value of $348,000 as of December 31, 2016.

Anastasia Nyrkovskaya

In the event Ms. Nyrkovskaya’s employment was terminated for (i) Good Reason by Ms. Nyrkovskaya, or (ii) by us without Cause on December 31, 2016, Ms. Nyrkovskaya would have received severance in the amount of one year of base salary, or $325,000, and COBRA payments totaling approximately $40,775. In addition, upon a change-in-control, Ms. Nyrkovskaya would have been entitled to receive 75% acceleration of certain unvested options, which had an intrinsic value of $152,250 as of December 31, 2016.

Director Compensation

The following table sets forth the compensation of persons who served as non-employee members of our Board of Directors during the fiscal year ended December 31, 2016. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All other compensation ($)	Total ($)
John Engelman(2)	50,000	40,814	—	90,814
Donald E. Stout(3)	50,000	40,814	—	90,814
Salvatore Giardina(4)	18,407	54,177	—	72,584
Bruce T. Bernstein(5)	44,780	48,976	—	93,756
Richard K. Abbe(6)	40,659	40,814	—	81,473
Andrew R. Heyer(7)	—	—	—	—
Ashley C. Keller(8)	3,654	—	—	3,654
Noel J. Spiegel(9)	6,774	—	—	6,774
H. Van Sinclair(10)	6,868	—	—	6,868

(1)	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. See Notes 2 and 11 of the consolidated financial statements disclosed in the Form 10-K for the year ended December 31, 2016, for the assumptions made in the valuation of the equity awards.
(2)	As of December 31, 2016, Mr. Engelman held 115,250 fully vested options.
(3)	As of December 31, 2016, Mr. Stout held 96,618 fully vested options.
(4)	Mr. Giardina joined our Board of Directors in May 2016. As of December 31, 2016, Mr. Giardina held 45,000 fully vested options.
(5)	Mr. Bernstein joined our Board of Directors in February 2016. As of December 31, 2016, Mr. Bernstein held 60,000 fully vested options.
(6)	Mr. Abbe joined our Board of Directors in March 2016. As of December 31, 2016, Mr. Abbe held 50,000 fully vested options.
(7)	Mr. Heyer joined our Board of Directors in December 2016. As of December 31, 2016, Mr. Heyer did not hold any fully vested options.
(8)	Mr. Keller resigned from our Board of Directors in February 2016. As of December 31, 2016, Mr. Keller did not hold any fully vested options.
(9)	Mr. Spiegel resigned from our Board of Directors in March 2016. As of December 31, 2016, Mr. Spiegel did not hold any fully vested options.
(10)	Mr. Sinclair resigned from our Board of Directors in March 2016. As of December 31, 2016, Mr. Sinclair did not hold any fully vested options.

We reimburse each member of our Board of Directors for reasonable travel and other out-of-pocket expenses in connection with attending meetings of the Board of Directors.

On February 8, 2016, Mr. Ashley C. Keller resigned from his position as a member of the Board of Directors and as a member of all committees of the Board of Directors on which he served. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Bruce T. Bernstein as a member of the Board of Directors, effective immediately, to fill the vacancy created by the resignation of Mr. Keller from the Board of Directors and to hold office until his successor is duly elected and qualified.

On March 11, 2016, Mr. Noel J. Spiegel resigned from his position as a member of the Board of Directors and as a member of all committees of the Board of Directors on which he served. On March 12, 2016, Mr. H. Van Sinclair resigned from his position as a member of the Board of Directors and as a member of all committees of the Board of Directors on which he served.

On March 9, 2016, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Richard K. Abbe as a member of the Board of Directors, effective immediately. On May 19, 2016, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Salvatore Giardina as a member of the Board of Directors, effective immediately.

On December 23, 2016, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Andrew R. Heyer as a member of the Board of Directors, effective immediately.

On April 4, 2016, we granted options to purchase shares of our common stock to each of our non-employee directors and we agreed to pay each of our non-employee directors an annual cash retainer of $50,000 payable quarterly in arrears for services in 2016. Messrs. Engelman, Stout, and Abbe were each granted options to purchase 50,000 shares of our common stock and Mr. Bernstein was granted options to purchase 60,000 shares of our common stock at an exercise price of $1.55 per share, which vested evenly over four quarters, with the first vesting date on April 4, 2016 and then vesting at the end of each fiscal quarter.

Following his appointment to the Board of Directors on May 19, 2016, Mr. Giardina was granted options to purchase 60,000 shares of our common stock at an exercise price of $1.72 on that same date, which vested evenly over four quarters, with the first vesting date on June 30, 2016 and then vesting at the end of each fiscal quarter.

Equity Compensation Plan Information

The following table provides certain aggregate information, as of December 31, 2016, with respect to all of our equity compensation plans then in effect:

Plan Category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Total equity compensation plans approved by security holders(1),(2)	3,674,983	$7.60	3,115,843
Equity compensation plans not approved by security holders(3)	4,118	$9.94	—

(1)	These plans consist of the 2012 Plan, as amended on November 23, 2016, and the 2006 Plan. Under the amended 2012 Plan, a maximum of 7,100,000 shares of common stock may be awarded. The 2012 Plan was originally approved by our stockholders on July 19, 2012, following the merger with Innovate/Protect, replacing our then existing 2006 Plan.
(2)	The numbers of securities to be issued upon exercise of outstanding equities are 3,586,167 and 88,816 for the 2012 Plan and the 2006 Plan, respectively. The weighted-average exercise prices of outstanding options are $7.25 and $21.65 for the 2012 Plan and the 2006 Plan, respectively.
(3)	This plan consists of Innovate/Protect’s 2011 Equity Incentive Plan assumed by us in connection with the merger, which provided for incentive stock options, nonqualified stock options, stock appreciation rights, restricted stocks, restricted stock units, stock bonus awards and performance compensation awards to be issued to directors, officers, managers, employees, consultants and advisors of Innovate/Protect and its affiliates, as defined in the plan (after giving effect to the one-for-ten reverse stock split). As of the merger, no further issuances can be made under this plan and any forfeitures cannot be reused.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ Capital Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.formholdings.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of CohnReznick LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2016, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management and CohnReznick LLP, our independent registered public accounting firm;
•	Discussed with CohnReznick LLP the matters required to be discussed in accordance with Auditing Standard No. 16 — Communications with Audit Committees; and
•	Received written disclosures and the letter from CohnReznick LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick LLP communications with the Audit Committee and the Audit Committee further discussed with CohnReznick LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Members of the FORM Holdings Corp. Audit Committee

Bruce T. Bernstein
Salvatore Giardina
Donald E. Stout

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report, covering an aggregate of six transactions, was filed late by Bruce T. Bernstein, one report, covering an aggregate of one transaction, was filed late by Salvatore Giardina, and an initial report of ownership was filed late by Edward Jankowski.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Approval Policy

Any transaction with a related party involving the payment of total consideration over $25,000 must be approved by our Audit Committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel.

Transactions with Related Persons

During the year ended December 31, 2016, we entered into the following related party transactions:

We engaged various parties to perform valuations, legal, financial and tax due diligence associated with the XpresSpa acquisition and other merger and acquisition projects. Among the service providers, we engaged RedRidge Lender Services LLC (“RedRidge”) to perform financial due diligence regarding the acquisition of XpresSpa. Andrew Perlman, our Chief Executive Officer, and certain members of his family own a minority equity position in RedRidge, which may be considered a related party. The audit committee of our Board of Directors reviewed and approved the engagement of RedRidge. The fee for the XpresSpa engagement was $101,000 and the fees for other engagements were $60,000 all of which were incurred during the year ended December 31, 2016 and are reflected in the general and administrative expense in the consolidated statements of operations and comprehensive loss.

XpresSpa entered in a credit agreement and secured promissory note (“Debt”) with Rockmore Investment Master Fund Ltd. (“Rockmore”) on April 22, 2015 that was amended on August 8, 2016. The principal amount of the debt is $6,500,000. Rockmore is an investment entity controlled by our board member, Bruce T. Bernstein. We believe the terms of the Debt were reflective of market rates as of the time of issuance. In addition, we paid $212,000 to Bruce T. Bernstein in March 2017 for the legal costs incurred in conjunction with the acquisition of XpresSpa and Amiral legal proceedings prior to the completion of the acquisition, as he was indemnified by XpresSpa. These costs are included in the accounts payable, accrued expenses and other current liabilities in the consolidated balance sheet as of December 31, 2016.

Additionally, on July 1, 2016, we repaid in full the amended Senior Secured Convertible Notes (“Notes”), which we entered into in 2015, including a fee for early repayment, in the amount of $2,011,000. The Notes were held by the investors, which included entities controlled by our board member, Richard Abbe, who joined our Board of Directors in March 2016.

Director Independence and Committee Qualifications

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, we believe that Messrs. Engelman, Stout, Giardina, Bernstein, Heyer and Abbe qualify as independent directors in accordance with the standards set by NASDAQ, as well as Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (“the Exchange Act”). Accordingly, our Board of Directors is comprised of a majority of independent directors as required by NASDAQ rules. The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee member prescribed by NASDAQ and the SEC. The Board has further determined that Messrs. Giardina and Bernstein are “audit committee financial experts” as defined in the rules of the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

(Notice Item 1)

On August 31, 2017 the Board of Directors nominated Andrew D. Perlman, John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein and Richard K. Abbe for election by the holders of common stock at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2018 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Andrew D. Perlman, John Engelman, Donald E. Stout, Salvatore Giardina, Bruce T. Bernstein and Richard K. Abbe. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required and Board of Directors’ Recommendation

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ANDREW D. PERLMAN, JOHN ENGELMAN, DONALD E. STOUT, SALVATORE GIARDINA, BRUCE T. BERNSTEIN AND RICHARD K. ABBE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed CohnReznick LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017. The Board proposes that the stockholders ratify this appointment. CohnReznick LLP audited our financial statements for the fiscal year ended December 31, 2016. We expect that representatives of CohnReznick LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint CohnReznick LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with CohnReznick LLP and concluded that CohnReznick LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2017.

The following table presents fees for professional audit services rendered by CohnReznick LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by CohnReznick LLP during those periods.

	2016	2015
Audit fees(1)	$383,250	$392,500

(1)	This category includes fees associated with the annual audits and quarterly reviews of our financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The audit fees incurred in 2016 were incurred by CohnReznick LLP.

The audit fees incurred in 2015 were comprised of $248,250 incurred by CohnReznick LLP from the time of appointment on July 13, 2015 and $144,250 incurred by KPMG LLP.

Audit committee Pre-Approval Policies and Procedures

Pursuant to FORM’s charter, and consistent with SEC policies and guidelines regarding audit independence, the audit committee is responsible for the pre-approval of all audit and permissible non-audit services provided by FORM’s principal independent accountants on a case-by-case basis. FORM’s audit committee has established a policy regarding approval of all audit and permissible non-audit services provided by FORM’s principal independent accountants. FORM’s audit committee pre-approves these services by category and service. FORM’s audit committee preapproved all of the services provided by FORM’s principal independent registered public accounting firms in 2016.

The affirmative vote of the holders of a majority of the shares of FORM common stock and Series D Preferred Stock present and entitled to vote on the matter either in person or by proxy at the FORM annual meeting is required to ratify the appointment of CohnReznick LLP, as FORM’s independent registered public accounting firm for the fiscal year ending December 31, 2017. A failure to submit a proxy or vote at the FORM annual meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the FORM annual meeting, and will have no effect on the outcome of this Ratification of the Appointment of FORM’s Independent Registered Public Accounting Firm Proposal. However, for purposes of the vote on this Ratification of the Appointment of FORM’s Independent Registered Public Accounting Firm Proposal, an abstention will be counted as present for the purpose of determining a quorum, but will have the same effect as voting “AGAINST” this Ratification of the Appointment of FORM’s Independent Registered Public Accounting Firm Proposal, and a “broker non-vote” will have no effect on the outcome of this Ratification of the Appointment of FORM’s Independent Registered Public Accounting Firm Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually and the next such advisory vote will occur at the 2018 annual meeting of stockholders.

Our compensation philosophy is designed to provide the compensation and incentives needed to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives and who are crucial to our long-term success. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to our performance as well as the performance of each of our named executive officers.

We rely on qualified, highly skilled and talented employees who have experience in the legal, intellectual property licensing and enforcement, and other technology-related industries to execute our business plan and strategy. Thus, our compensation program is structured in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.

Our compensation program consists of these general elements:

•	a fixed portion of compensation, in the form of a base salary, to retain and provide a base level of compensation to our named executive officers; and
•	a long-term performance element in the form of equity, to incentivize our named executive officers to achieve superior corporate performance.

In determining the total amount and mixture of the compensation for each of our named executive officers, the Compensation Committee subjectively considers the overall value to the Company of each named executive officer in light of numerous factors, including, but not limited to, the following:

•	our competitive position;
•	our financial performance and the contribution of each individual to our financial performance;
•	individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and
•	our long-term needs and operational goals, including attracting and retaining key management personnel.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2017 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of FORM Holdings Corp., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES
IN FAVOR OF PROPOSALS 2 AND 3

(Notice Item 4)

We are asking our stockholders to vote on a proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 2 and 3.

Vote Required and Board of Directors’ Recommendation

Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the shares of common stock and Series D Preferred Stock present and entitled to vote either in person or by proxy at the annual meeting. A “broker non-vote” or a failure to submit a proxy or vote at the annual meeting will have no effect on the outcome of the vote for this Proposal No. 4. For purposes of the vote on this Proposal No. 4, an abstention will have the same effect as a vote “AGAINST” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 AND 3.

PREFERRED STOCKHOLDER PROPOSAL: ELECTION OF DIRECTORS

On August 31, 2017 the Board of Directors nominated Andrew R. Heyer for election by the holders of Series D Preferred Stock at the annual meeting. If he is elected, Mr. Heyer will serve on our Board of Directors until the 2018 annual meeting of stockholders and until his successor has been elected and qualified.

Unless authority to vote for Mr. Heyer is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Andrew R. Heyer. In the event that Mr. Heyer becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in Mr. Heyer’s place. We have no reason to believe that Mr. Heyer will be unable or unwilling to serve as a director.

Vote Required and Board of Directors’ Recommendation

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS DOES NOT MAKE A RECOMMENDATION IN FAVOR OF OR AGAINST THE ELECTION OF ANDREW R. HEYER AS DIRECTOR.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our CEO and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the “Investors — Corporate Governance” section of our website at www.formholdings.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 780 Third Avenue, 12th Floor, New York, New York 10017. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of NASDAQ Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2018 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2018 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 75 days prior to the date that is one year from this year’s mailing date and no later than 45 days prior to the date that is one year from this year’s mailing date. Proposals that are not received in a timely manner will not be voted on at the 2018 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Tracy Oats at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New Jersey 11717.

New York, New York
September 25, 2017

APPENDIX A

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32978-P97947

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORM HOLDINGS CORP. - Ballot for Holders of Common Stock

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew D. Perlman
02) John Engelman
03) Donald E. Stout
04) Salvatore Giardina
05) Bruce T. Bernstein
06) Richard K. Abbe

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E32979-P97947

FORM HOLDINGS CORP.
Annual Meeting of Stockholders
November 8, 2017, 11:00 AM, EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORM HOLDINGS CORP.

The undersigned stockholder of FORM Holdings Corp., a Delaware corporation (the "Company"), hereby appoints Andrew D. Perlman and Anastasia Nyrkovskaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on November 8, 2017, at 11:00 a.m., EST, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017, and at any adjournment or postponement thereof.

The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32980-P97947 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORM HOLDINGS CORP. - Ballot for Holders of Series D Preferred Stock

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following 6 Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Andrew D. Perlman
02) John Engelman
03) Donald E. Stout
04) Salvatore Giardina
05) Bruce T. Bernstein
06) Richard K. Abbe

The Board of Directors makes <u>NO RECOMMENDATION</u> as to the election of Andrew R. Heyer:	**For**	**Against**	**Abstain**
1a. Election of Director: Andrew R. Heyer	☐	☐	☐

The Board of Directors recommends you vote for FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of CohnReznick LLP as FORM's independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
3. To approve, by an advisory vote, the compensation of FORM's named executive officers, as disclosed in the proxy statement.	☐	☐	☐
4. To approve the adjournment of the FORM annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of FORM's Proposal Nos. 2 and 3.	☐	☐	☐

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E32981-P97947

FORM HOLDINGS CORP.
Annual Meeting of Stockholders
November 8, 2017, 11:00 AM, EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORM HOLDINGS CORP.

The undersigned stockholder of FORM Holdings Corp., a Delaware corporation (the "Company"), hereby appoints Andrew D. Perlman and Anastasia Nyrkovskaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of preferred stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on November 8, 2017, at 11:00 a.m., EST, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017, and at any adjournment or postponement thereof.

The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

Continued and to be signed on reverse side